Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 68	Trade Date: 11/17/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 11/20/2003

The date of this Pricing Supplement is November 17, 2003

CUSIP or Common Code:	41013MXZ8	41013MYA2	41013MYB0	41013MYC8	41013MYD6

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$2,541,018.75	$6,554,144.00	$2,992,770.00	$5,490,048.00	$1,652,536.00

Discounts and Commissions:	0.625%	0.800%	1.000%	1.400%	1.400%

Reallowance:	0.150%	0.150%	0.150%	0.200%	0.200%

Dealer:	99.500%	99.350%	99.200%	98.800%	98.800%

Maturity Date:	11/15/2006	11/15/2007	9/15/2008	11/15/2011	11/15/2011

Stated Annual Interest Rate:	2.750%	3.350%	3.750%	Step: 3.000% through 11/14/2005, and 6.000% thereafter (unless called)	4.600%

Interest Payment Frequency:	Monthly	Monthly	Quarterly	Monthly	Monthly

First Payment Date:	12/15/2003	12/15/2003	2/15/2004	12/15/2003	12/15/2003

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	Yes	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	11/15/2005 Callable one time only at 100% on call date above with 30 days notice.	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 68	Trade Date: 11/17/2003
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 11/20/2003

The date of this Pricing Supplement is November 17, 2003

CUSIP or Common Code:	41013MYE4	41013MYF1	41013MYG9	41013MYH7

Price to Public:	100.000%	100.000%	100.000%	100.000%

Proceeds to Issuer:	$3,153,970.00	$8,012,287.50	$7,427,420.00	$64,197,642.50

Discounts and Commissions:	1.500%	1.750%	2.000%	2.750%

Reallowance:	0.200%	0.275%	0.350%	0.350%

Dealer:	98.800%	98.600%	98.350%	97.600%

Maturity Date:	11/15/2013	11/15/2015	11/15/2018	11/15/2028

Stated Annual Interest Rate:	5.000%	5.500%	5.750%	6.000%

Interest Payment Frequency:	Quarterly	Semi	Semi	Quarterly

First Payment Date:	2/15/2004	5/15/2004	5/15/2004	2/15/2004

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	5/15/2006 Callable one time only at 100% on call date above with 30 days notice.	11/15/2006 Callable one time only at 100% on call date above with 30 days notice.	2/15/2009 Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.